UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                               September 30, 2004
         ---------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                              AmNet Mortgage, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Maryland
            --------------------------------------------------------
                 (State or other jurisdiction of incorporation)


         1-13485                                    33-0741174
---------------------------             ------------------------------------
 (Commission File Number)                 (IRS Employer Identification No.)


   10421 Wateridge Circle, Suite 250     San Diego,        CA       92121
--------------------------------------------------------------------------------
(address of principal executive offices)                     (Zip Code)


                                  858-909-1200
             ------------------------------------------------------
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2004, AmNet Mortgage, Inc. ("Company") entered into an executive employment agreement with each of its executive officers. The following is a summary description of the executive employment agreements. The full agreements are provided as exhibits to this Form 8-K.

The employment agreement with John Robbins, the Company's CEO, dated September 30, 2004 provides for the payment to Mr. Robbins of a $485,000 minimum base annual salary. The agreement also provides for the following severance benefits if Mr. Robins' employment terminates involuntarily without "Cause" or if Mr. Robbins terminates his employment voluntarily for "Good Reason," each as defined in the agreement: (a) a lump sum payment equal to 24 months' of Mr. Robbins' then effective base salary, (b) plus 200% of Mr. Robbins' target bonus for the year in which termination occurs, and (c) the continuation of the Company's paid benefits for two years. The agreement further provides that if Mr. Robbins is terminated within 12 months of a change of control, he will receive the severance package stated above and he will receive a tax gross-up payment to mitigate the effect of any excise tax imposed under the "golden parachute" provisions of the Internal Revenue Code. In the event of termination due to death or disability, Mr. Robbins will receive his base salary and target bonus, each prorated for the year of termination.

The employment agreements dated September 30, 2004 with each of Jay Fuller, Judith Berry and Lisa Faulk (the "Executives") provide for the payments to Mr. Fuller, Ms. Berry and Ms. Faulk of a $325,000, $265,000 and $225,000, respectively, minimum base annual salary. The agreements also provide for the following severance benefits if the Executive's employment terminates involuntarily without "Cause" or if the Executive terminates his or her employment with us voluntarily for "Good Reason," each as defined in the agreements: (a) a lump sum payment equal to 12 months' of the Executive's then effective base salary, (b) plus an amount equal to any bonus amounts earned in the fiscal year prior to termination, and (c) the continuation of the Company's paid benefits for one year. The agreements further provide that if the Executive is terminated within 12 months of a change of control, he or she will receive a severance package equal to (a) a lump sum payment equal to 18 months of the Executive's then effective base salary, (b) plus 150% of the Executive's target bonus for the year in which termination occurs, (c) the continuation of the Company's paid benefits for 18 months, and (d) a tax gross-up payment to mitigate the effect of any excise tax imposed under the "golden parachute" provisions of the Internal Revenue Code. In the event of termination due to death or disability, the Executive will receive his or her base salary and target bonus, each prorated for the year of termination.

The term for each agreement is three years and may be subject to automatic extension of up to two years for Mr. Robbins and 18 months for the other Executives following a change of control.



Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

    Exhibit No.                         Description
    -----------                         -----------
       10.20         Executive Employment Agreement between AmNet Mortgage, Inc.
                     and John Robbins

       10.21         Executive Employment Agreement between AmNet Mortgage, Inc.
                     and Jay Fuller


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


       10.22         Executive Employment Agreement between AmNet Mortgage, Inc.
                     and Judith A. Berry

       10.23         Executive Employment Agreement between AmNet Mortgage, Inc.
                     and Lisa Faulk








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




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              AmNet Mortgage, Inc.



Date: October 6, 2004                         By:      /s/   Judith A. Berry
                                                       ---------------------
                                                        Judith A. Berry
                                                        Chief Financial Officer




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



                                  EXHIBIT INDEX


        Exhibit No.                          Description
        -----------                          -----------
           10.20 Executive Employment Agreement between AmNet Mortgage, Inc. and John Robbins

           10.21 Executive Employment Agreement between AmNet Mortgage, Inc. and Jay Fuller

           10.22 Executive Employment Agreement between AmNet Mortgage, Inc. and Judith A. Berry

           10.23 Executive Employment Agreement between AmNet Mortgage, Inc. and Lisa Faulk





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